PRESS RELEASE

FOR IMMEDIATE RELEASE                     CONTACT:

Tremont Corporation                       J. Thomas Montgomery, Jr.
1999 Broadway, Suite 4300                 Vice President-Controller & Treasurer
Denver, Colorado  80202                   303-296-5652

                    TREMONT DECLARES FOURTH QUARTER DIVIDEND

DENVER, COLORADO . . . October 26, 1999 . . . Tremont Corporation (NYSE: TRE) announced today that its board of directors, at its most recent meeting, declared a regular quarterly dividend of seven cents ($0.07) per share of common stock, payable on December 30, 1999 to stockholders of record as of the close of business on December 15, 1999.

         Tremont Corporation, headquartered in Denver, Colorado, is principally a holding company with operations in the titanium metals business, conducted through Titanium Metals Corporation, the titanium dioxide business, conducted through NL Industries, Inc., and real estate development, conducted through The Landwell Company.

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